Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition by Digitas Inc. (“Digitas”) of Modem Media, Inc. (“Modem Media”), using the purchase method of accounting for the business combination. On October 15, 2004, Digitas completed the acquisition of Modem Media pursuant to an agreement and plan of merger dated July 15, 2004. As a result of the merger, each share of common stock of Modem Media was automatically converted into the right to receive 0.70 of a share of common stock of Digitas, plus cash in lieu of any fractional share, without interest. The acquisition of Modem Media by Digitas was initially reported on a Current Report on Form 8-K dated October 18, 2004, which report is being amended to include the financial statements required by Item 9.01 of Form 8-K.

The transaction will be accounted for as an acquisition of Modem Media by Digitas under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets acquired by the Company in connection with the transaction, based on their fair values as of the completion of the transaction. The excess cost over the net tangible and identifiable intangible assets is allocated to goodwill. The acquisition was structured as purchase of stock for tax purposes. Accordingly, the tax basis of the acquired assets and liabilities are carried over at their historical amounts and goodwill is not deductible for tax purposes.

The unaudited pro forma condensed combined financial statements present the acquisition of Modem Media under the purchase method of accounting, which reflects the preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair value at the time of the merger. Digitas has calculated the purchase price of Modem Media based upon a Digitas common stock price of $8.77 per share. This per share price represents the average closing price of Digitas common stock from two business days prior to and after the merger announcement on July 15, 2004. The unaudited pro forma condensed combined financial statements reflect the preliminary purchase price allocation based on the Company’s estimate of the fair value of the assets acquired and liabilities assumed. The preliminary purchase price allocation is subject to finalization of the valuation of intangible assets, other assets acquired and liabilities assumed.

The unaudited pro forma condensed combined balance sheet of the Company gives effect to the transaction as if it occurred on September 30, 2004. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004 give effect to the transaction as if it had occurred on January 1, 2003. The unaudited pro forma condensed combined financial statements are presented in accordance with Article 11 of Regulation S-X. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the proposed transaction had been consummated on January 1, 2003 or the financial position that would have occurred if the proposed transaction had been consummated on September 30, 2004, nor is it necessarily indicative of future operating results or financial position.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A and result in a preliminary allocation of the purchase price based on estimates of the fair value of the assets acquired and liabilities assumed. The unaudited pro forma statements do not reflect synergies expected from the combination of the two entities. The unaudited pro forma condensed combined financial statements and the accompanying notes thereto of Digitas and Modem Media should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Digitas and Modem Media. Digitas’ historical financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2004. Modem Media’s historical combined financial statements and related notes thereto are attached as Exhibits 99.1 and 99.2 to this Form 8-K/A.

We cannot assure you that the Company will not incur charges in excess of those included in the pro forma total consideration related to the transactions or that management will be successful in its efforts to integrate the operations of the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

(in thousands, except per share data)

	Digitas Historical	Modem Media Historical	Pro Forma Adjustments		Digitas Pro Forma
Revenue:
Fee revenue	$180,584	$44,866			$225,450
Pass-through revenue	96,008	845			96,853

Total revenue	276,592	45,711			322,303

Operating expenses:
Professional services costs	103,469	23,785			127,254
Pass-through expenses	96,008	845			96,853
Selling, general and administrative expenses	51,063	17,132			68,195
Stock-based compensation	1,434	246	$600	(a)	2,280
Amortization of intangible assets	529		2,100	(b)	2,629
Restructuring and other charges/(credits)	1,220	4,267			5,487

Total operating expenses	253,723	46,275	2,700		302,698

Income (loss) from operations	22,869	(564)	(2,700)		19,605

Other income, net	580	262			842
Provision (benefit) for income taxes	274	(253)	253	(c)	274

Income (loss) from continuing operations	$23,175	$(49)	$(2,953)		$20,173

Income (loss) from continuing operations per share
Basic	$0.36	$(0.00)			$0.24
Diluted	$0.31	$(0.00)			$0.21
Weighted-average common shares outstanding
Basic	64,893	27,052			83,829
Diluted	75,862	27,052			94,798

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands, except per share data)

	Digitas Historical	Modem Media Historical	Pro Forma Adjustments		Digitas Pro Forma
Revenue:
Fee revenue	$209,470	$59,328			$268,798
Pass-through revenue	102,343	1,069			103,412

Total revenue	311,813	60,397			372,210

Operating expenses:
Professional services costs	122,752	28,341			151,093
Pass-through expenses	102,343	1,069			103,412
Selling, general and administrative expenses	65,755	21,418			87,173
Stock-based compensation	7,451	202	$800	(a)	8,453
Amortization of intangible assets	706		2,800	(b)	3,506
Restructuring income, net	(4,109)	(730)			(4,839)

Total operating expenses	294,898	50,300	3,600		348,798

Income from operations	16,915	10,097	(3,600)		23,412

Other income (expense), net	161	(615)			(454)
Provision for income taxes	217	4,281	(1,710	) (c)	2,788

Income from continuing operations	$16,859	$5,201	$(1,890)		$20,170

Income from continuing operations per share
Basic	$0.28	$0.20			$0.26
Diluted	$0.24	$0.19			$0.23

Weighted-average common shares outstanding
Basic	60,754	26,072			79,004
Diluted	69,234	26,699			87,923

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2004

(in thousands)

	Digitas Historical	Modem Media Historical	Pro Forma Adjustments		Digitas Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$62,417	$31,297	$(4,495	)(d)	$89,219
Marketable securities	40,000	28,568	5,259	(e)	73,827
Accounts receivable, net	34,984	8,979			43,963
Accounts receivable, unbilled	14,589	2,680			17,269
Prepaid expenses and other current assets	8,367	5,538	(261	)(f)	9,954
			(3,690	)(g)

Total current assets	160,357	77,062	(3,187)		234,232
Fixed assets, net	16,689	6,150	(822	)(h)	22,017
Goodwill, net	98,130	43,156	(43,156	)(i)	212,028
			113,898	(j)
Other intangible assets, net	176		34,700	(k)	34,876
	3,769	20,335	(5,259	)(e)	5,167
Other assets			(13,678	)(g)

Total assets	$279,121	$146,703	$82,496		$508,320

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$15,892	$401			$16,293
Billings in excess of cost and estimated earnings on uncompleted contracts	18,983	16,346			35,329
Accrued expenses	25,670	5,742	$(981	)(d)	41,974
			11,543	(l)
Accrued restructuring	8,693	2,766	(185	)(m)	11,274
Current portion of long-term debt	303				303

Total current liabilities	69,541	25,255	10,377		105,173
Long-term debt, less current portion	52				52
Accrued restructuring, long-term	14,089	10,659	(955	)(m)	23,793
Other long-term liabilities	490	5,128			5,618

Total liabilities	84,172	41,042	9,422		134,636

Shareholders’ equity:
Common stock	665	28	(28	)(n)	857
			192	(o)
Treasury stock		(1,701)	1,701	(n)
Additional paid-in capital	351,946	199,776	(199,776	)(n)	534,848
			182,902	(p)
Accumulated deficit	(157,608)	(92,128)	92,128	(n)	(161,122)
			(3,514	)(d)
Cumulative foreign currency translation adjustment	(54)	(125)	125	(n)	(54)
Deferred compensation		(189)	189	(n)	(845)
			(845	)(q)

Total shareholders’ equity	194,949	105,661	73,074		373,684

Total liabilities and shareholders’ equity	$279,121	$146,703	$82,496		$508,320

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements present the pro forma results of operations and financial position of Digitas Inc. and Modem Media, Inc. on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of Modem Media, Inc. by Digitas Inc. The acquisition will be recorded using the purchase method of accounting. Certain reclassifications have been made to the historical Modem Media, Inc. financial statements to conform to the presentation used in the Digitas Inc. historical financial statements. Such reclassifications had no effect on Modem Media’s previously reported income from continuing operations.

The unaudited pro forma condensed combined balance sheet has been prepared assuming the acquisition occurred on September 30, 2004. In accordance with FASB Statement No. 141 “Business Combinations”, Digitas has calculated the purchase price of Modem Media based upon a Digitas common stock price per share of $8.77 based upon the average closing price from two business days prior to and after the merger announcement on July 15, 2004. This share price was used to calculate the purchase price. The unaudited pro forma condensed combined statement of operations has been prepared assuming the acquisition occurred on January 1, 2003.

2. Pro Forma Adjustments

The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed combined financial statements:

(a)	To reflect the amortization over the remaining service period of four years of stock-based compensation expense related to the intrinsic value of unvested stock options of Modem Media, Inc. at the date of acquisition.

(b)	To reflect amortization expense over an estimated ten year useful life related to the allocation of purchase price to customer base.

(c)	To adjust the income tax provisions of the combined entity based upon the utilization of acquired net operating losses and the related tax benefit of those net operating losses. As part of this adjustment, we have considered the potential of Section 382 limitations using Modem Media’s shares outstanding of 27,491 and a Modem Media common stock price per share of $5.08 based upon the average closing price from the two days prior to and after July 15, 2004, the date of the merger announcement.

(d)	To reflect the disbursement of cash and corresponding entries to accrued expenses and accumulated deficit for the payment of transaction expenses incurred by Modem Media, Inc. in its transaction to be acquired by Digitas. Transaction expenses incurred by Modem Media, Inc. totaled $4.6 million comprised mainly of investment banking, legal and accounting fees.

(e)	To reclassify investments from long term to short term based on investment policy and management intent to sell assets within 12 months of balance sheet date.

(f)	To reflect the non-refundable portion of insurance prepaid by Modem Media, Inc.

(g)	To record a valuation allowance against the current and long-term deferred tax assets on the combined entity to reflect the uncertainty related to the recoverability of the deferred tax assets for the consolidated entity.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS

(h)	To record acquired fixed assets at estimated fair value and recognize a portion of the assets acquired will not be utilized in the combined business prospectively.

(i)	To remove Modem Media’s historical goodwill.

(j)	To record the estimated goodwill resulting from the allocation of the purchase price to the fair value of assets acquired and liabilities assumed.

(k)	To record the preliminary allocation of purchase price to certain intangible assets. These intangible assets are as follows:

Intangible Asset	Assigned Value	Estimated Life
Customer base.	$28,000	10 year life
Trademarks	6,700	Indefinite life

	$34,700

(l)	To record liabilities associated with Digitas transaction costs related to the acquisition of Modem Media, Inc.

(m)	To record the undiscounted short term and long term values of operating lease obligations for office space no longer occupied, that had been previously recorded by Modem Media.

(n)	To eliminate the historical equity balances of Modem Media.

(o)	To record par value of shares issued by Digitas to purchase Modem Media at an exchange ratio of 0.70 shares of Digitas for each share outstanding of Modem Media. At date of acquisition, 27,491 outstanding shares of Modem Media were exchanged for 19,244 shares of Digitas at $0.01 par value.

(p)	To record additional-paid-in-capital related to issuance of 19,244 shares of Digitas as described in (p) above. Additional-paid-in-capital calculated as follows:

Digitas shares issued using an exchange ratio of 0.70 shares of Digitas for every 1.0 share of Modem Media (27,491 shares *0.70) at $8.77 price per share	$168,811
Less purchase price reflected as common stock	(192)
Estimated fair value for vested Modem Media stock options	13,528
Estimated fair value of unvested Modem Media stock options	755

$182,902

(q)	To record deferred compensation for the intrinsic value of unvested stock options and restricted stock grants of Modem Media, Inc. at the date of acquisition.